SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2010 (July 12, 2010)

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 366-4841
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2010 Equity Compensation Plan

On July 12, 2010, at the 2010 Annual Meeting of Stockholders (“Annual Meeting”) of Neuralstem, Inc., (“Company”) the stockholders approved the Company’s 2010 Equity Compensation Plan (“Plan”).

A copy of the Plan is being filed as Exhibit 10.01 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the stockholders at the Annual Meeting:

•	The election of one (1) class II director to the Board of Directors for a term ending in 2013 and until his successors is elected and qualified;

•	The ratification of Stegman & Company as our independent registered public accounting firm for 2010; and

•	The approval and adoption of the 2010 Equity Compensation Plan.

For more information about the foregoing proposals, see our proxy statement dated June 4, 2010, the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, shareholders representing 34,518,155 shares or 81.37% of the 42,420,017 shares of common stock outstanding on the record date of June 4, 2010 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting. Matters voted upon at the Annual Meeting were as follows:

Proposal 1 – The Election of one (1) Class II Director to Service Until 2013

	Authorized		Broker
Director Nominee	For	Withheld	Non-Votes
William Oldaker	11,509,758	2,274,717	20,733,680

Proposal 2 –Ratification of Stegman & Company as our independent registered public accounting firm for 2010.

The proposal was approved.  The vote was:

	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Proposal 2	34,418,936	48,682	50,536	0

Proposal 3 –Adoption of the 2010 Equity Compensation Plan.

The proposal was approved.  The vote was:

	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Proposal 3	12,796,515	923,615	64,345	20,733,680

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description

10.01	2010 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2010	Neuralstem, Inc.

	By:	/s/ Richard Garr
Richard Garr
Chief Executive Officer